Exhibit 25.1 _____________________________________________________________________________ SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) _______________________________________________________ U.S. BANK NATIONAL ASSOCIATION (Exact name of Trustee as specified in its charter) 31-0841368 I.R.S. Employer Identification No. 800 Nicollet Mall Minneapolis, Minnesota 55402 (Address of principal executive offices) (Zip Code) William Bryan Echols U.S. Bank National Association 1349 West Peachtree St, Suite 1050 Atlanta, GA 30309 (404) 898-8838 (Name, address and telephone number of agent for service) KB HOME (Issuer with respect to the Securities) Delaware 95-3666267 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 10990 Wilshire Boulevard Los Angeles, California 90024 (Address of Principal Executive Offices) (Zip Code) Senior Debt Securities (Title of the Indenture Securities)

2 FORM T-1 Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee. a) Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C. b) Whether it is authorized to exercise corporate trust powers. Yes Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification. 1. A copy of the Articles of Association of the Trustee.* 2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2. 3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3. 4. A copy of the existing bylaws of the Trustee.** 5. A copy of each Indenture referred to in Item 4. Not applicable. 6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6. 7. Report of Condition of the Trustee as of March 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7. * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005. ** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

3 SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 14th day of July, 2017. By: /s/ William Bryan Echols________ William Bryan Echols Vice President Exhibit 2

4 Exhibit 3

5

6 Exhibit 6 CONSENT In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor. Dated: July 14, 2017 By: /s/ William Bryan Echols_________ William Bryan Echols Vice President

7 Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 3/31/2017 ($000’s) 3/31/2017 Assets Cash and Balances Due From $ 20,286,216 Depository Institutions Securities 109,425,081 Federal Funds 6,277 Loans & Lease Financing Receivables 271,757,654 Fixed Assets 4,607,606 Intangible Assets 12,967,640 Other Assets 23,934,632 Total Assets $442,985,106 Liabilities Deposits $346,548,026 Fed Funds 1,082,176 Treasury Demand Notes 0 Trading Liabilities 1,077,223 Other Borrowed Money 30,907,144 Acceptances 0 Subordinated Notes and Debentures 3,800,000 Other Liabilities 12,674,854 Total Liabilities $396,089,423 Equity Common and Preferred Stock 18,200 Surplus 14,266,915 Undivided Profits 31,804,360 Minority Interest in Subsidiaries 806,208 Total Equity Capital $46,895,683 Total Liabilities and Equity Capital $442,985,106